Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204309

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 17, 2015)

CDTi Advanced Materials, Inc.

Non-Transferable Subscription Rights to Purchase an Aggregate of up to
6,849,000 shares of common stock at a Subscription Price of $0.50 per Share

           We are distributing to holders of our outstanding common stock, par value $0.01 per share ("common stock"), at no charge, up to 15,908,736 non-transferable subscription rights (each a "Right") to purchase shares of our common stock ("Shares"), but we will only accept subscriptions for 6,849,000 Shares (the "Subscription Cap"). We refer to the offering that is the subject of this prospectus as the "Rights Offering." In the Rights Offering you will receive one Right for every share of our common stock owned at 5:00 p.m., Eastern Time, on June 28, 2018, the record date of the Rights Offering (the "Record Date").

           Each Right consists of a Basic Subscription Right and an Over-subscription Privilege, and will entitle you (subject to the pro rata reductions described herein resulting from the Subscription Cap) to:

                  (i)  purchase one Share, which we refer to as the "Basic Subscription Right," at a subscription price per Share of $0.50 (the "Subscription Price"); and

                 (ii)  if you exercise your Basic Subscription Rights in full, and any portion of the Shares remain available under the Rights Offering, you will be entitled to an Over-subscription Privilege to purchase a portion of the unsubscribed Shares at the Subscription Price, subject to (i) the pro rata allocation of Shares among stockholders exercising their Over-subscription Privilege and (ii) certain ownership limitations, which we refer to as the "Over-subscription Privilege."

           See "The Rights Offering—Reduction in Exercised Basic Subscription Rights" and "The Rights Offering—Over-subscription Privilege" for a description of the Subscription Cap's impact on your Basic Subscription Rights and Over-subscription Privilege.

           You may only purchase the number of whole Shares purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-subscription Privilege, if any.

           Accordingly, the number of Shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other holders exercise their Basic Subscription Rights and Over-subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

           The Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on July 13, 2018, (as may be modified as provided for in this prospectus supplement, the "Expiration Date"), unless the Rights Offering is extended or earlier terminated by us. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Rights are irrevocable.

           We are offering the shares of our common stock through the Rights Offering directly without the services of an underwriter or selling agent. We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering, and we are not required to receive a minimum amount of proceeds to close the Rights Offering.

           American Stock Transfer & Trust Company, LLC will serve as the subscription agent (the "Subscription Agent") for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see "The Rights Offering—The Rights."

           Our board of directors reserves the right to terminate the Rights Offering for any reason at any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or deduction.

           Our board of directors is making no recommendation regarding your exercise of the Rights. You should carefully consider whether to exercise your Rights before the Expiration Date. You may not revoke or revise any exercises of Rights once made.

           Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol "CDTI." The shares of our common stock issued in the Rights Offering will also be listed for trading on Nasdaq under the same symbol. The Rights are non-transferable and will not be listed for trading on Nasdaq or any other securities exchange or market. On June 28, 2018, the last reported sale price of our common stock on Nasdaq was $0.58 per share. You are urged to obtain a current price quote for our common stock before exercising your Rights.

           The exercise of your Rights for shares of our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page S-10 of this prospectus supplement and page 3 of the accompanying base prospectus, as well as the risk factors and other information in any documents we incorporate by reference into this prospectus supplement before exercising your Rights. See "Incorporation of Certain Information by Reference."

	Subscription Price	Gross Proceeds(1)

Per Share	$0.50	$0.50

Total.	$3,424,500.00	$3,424,500.00

(1)
Assumes that all Rights being offered in the Rights Offering are sold and before deducting fees and expenses payable by us, estimated to be $78,500.

           Upon completion of the Rights Offering, stockholders who do not fully exercise their Basic Subscription Rights will own a smaller proportional interest in our company than if they had timely and fully exercised their Basic Subscription Rights.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 28, 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-204309) that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this "shelf" registration process, we may offer to sell any one or more or a combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $50,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate).

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding the sale of our common stock issuable upon exercise of the Rights granted in this Rights Offering, including the price, the aggregate number of shares of our common stock that may be purchased by exercise of the Rights and the risks of investing in our common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this Rights Offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and neither our Subscription Agent nor our information agent D.F. King & Co., Inc. (the "Information Agent") has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information By Reference" below.

        This prospectus supplement and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or any related free writing prospectuses are the property of their respective owners.

        Unless the context otherwise requires, the terms "we," "our," "us" and "our company" refer to CDTi Advanced Materials, Inc. (formerly known as Clean Diesel Technologies, Inc.).

S-ii

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors," and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

 CDTi Advanced Materials, Inc.

        We are a leading provider of technology and solutions to the automotive emissions control markets. We possess market leading expertise in emissions catalyst design and engineering for automotive and off-road applications. In particular, we have a proven ability to develop proprietary materials incorporating various base metals that replace costly platinum group metals ("PGM") and rare earth metals in coatings on vehicle catalytic converters. Our business is driven by increasingly stringent global emission standards for internal combustion engines, which are major sources of a variety of harmful pollutants.

        We deliver our catalyst technology through the supply of materials and technology used in the catalyst coating process, as well as finished products such as coated substrates and emission control systems. We supply our proprietary catalyst technologies to catalyst manufacturers, vehicle and equipment manufacturers, integrators and retrofitters.

        We produce coated substrates at our ISO Technical Specifications certified manufacturing facility in Oxnard, California. In some instances, the coated substrates we produce are integrated into exhaust systems by third-party manufacturers, before being shipped to our end customer. We also supply coated substrates directly to exhaust systems manufacturers for incorporation in their own products.

        Over the past decade, we have developed and produced several generations of high performance catalysts for automotive and off-road applications. Over the last two years we have developed the ability to deliver our catalyst technology to other catalyst manufacturers in the form of functional powders or material systems. Most catalytic systems require significant amounts of costly PGMs to operate effectively. Our material systems, featuring inexpensive base-metals with low PGM content deliver like or better performance than competing higher-PGM catalysts.

        The ability to supply our technology to other market participants has vastly expanded the addressable market for our products and allowed us to redeploy resources that were previously invested in capital intensive catalyst manufacturing activities. During 2017 we completed manufacturing commitments to Honda for production catalysts and sold our DuraFit product line. These initiatives completed our repositioning as a supplier of materials and technology to the global catalyst market.

        We were incorporated in Delaware in January 1994. Our principal executive offices are located at 1700 Fiske Place, Oxnard, California 93033 and our telephone number at that location is (805) 639-9458. We maintain an Internet website at www.cdti.com. Information contained in or accessible through our website does not constitute part of this prospectus.

Summary of the Rights Offering

The Rights Offering	We are distributing to holders of our outstanding common stock, at no charge, up to 15,908,736 non-transferable Rights to purchase shares of our common stock for each share of our common stock held of record by such holder as of the Record Date, but we will only accept subscriptions for 6,849,000 shares of our common stock.
Rights	Each Right consists of a Basic Subscription Right and an Over-subscription Privilege.
Basic Subscription Rights	The Basic Subscription Right entitles the holder to purchase one share of our common stock at the Subscription Price.
Over-subscription Privilege

The Over-subscription Privilege provides to each holder that exercises their Basic Subscription Rights in full, an over-subscription privilege to purchase a portion of the unsubscribed Shares at the Subscription Price, subject to pro rata allocation of the unsubscribed Shares among holders exercising their Over-subscription Privilege and certain limitations resulting from the extent to which other holders exercise their Basic Subscription Right and Over-subscription Privilege.

Subscription Price	$0.50 per Share.
Record Date	June 28, 2018
Commencement Date of Subscription Period	June 29, 2018
Expiration Date	5:00 P.M., Eastern Time, on July 13, 2018
No Revocation	If you exercise your Rights, you will not be permitted to revoke or change the exercise or request a refund of money paid.
Common Stock Outstanding Before the Rights Offering	15,908,736
Common Stock Outstanding After the Rights Offering	22,757,736, assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and that the Rights Offering is fully subscribed.
Use of Proceeds

We currently anticipate that the net proceeds from the sale of the common stock will be used for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. See "Use of Proceeds" on page S-31.

Risk Factors	See "Risk Factors" beginning on page S-10 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

QUESTIONS AND ANSWERS REGARDING THE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Shares offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

        We are conducting the Rights Offering to raise additional capital for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities.

What is the Rights Offering?

        We are distributing, at no charge, to record holders of our common stock as of 5:00 p.m., Eastern Time, on June 28, 2018, the Record Date, up to 15,908,736 non-transferable Rights to purchase Shares at a price of $0.50 per Share, but we will only accept subscriptions to purchase up to 6,849,000 Shares, which we refer to as the Subscription Cap. The Rights will not be tradable or transferable. Each Right consists of the right to purchase one Share. See "Are there risks in exercising my Rights?"

        There is no established public trading market for the Rights and the Rights will not be listed for trading on Nasdaq or any other securities exchange or market. You will receive one Right for every share of our common stock that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Right entitles the record holder to a Basic Subscription Right and an Over-subscription Privilege. The Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on the Expiration Date, unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

        For every share of our common stock you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Share for a price of $0.50, subject to the Subscription Cap. For example, if you owned 100 shares of our common stock as of the Record Date, you will receive 100 Rights and will have the right to purchase up to 100 Shares for $0.50 per Share (or a total payment of $50.00) (subject to the pro rata reductions as described herein resulting from the Subscription Cap). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

        If you are a record holder of our common stock (meaning you hold your shares of common stock in your name and not through a broker, dealer, bank or other nominee), the number of Shares you may purchase pursuant to your Basic Subscription Rights is indicated on the Rights Certificate delivered to you. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Right to your nominee record holder for each share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

        See "The Rights Offering—Limitation on the Purchase of Shares" for a description of certain limitations on purchase.

May the Basic Subscription Rights that I exercise be reduced for any reason?

        Yes. While we are distributing to holders of our common stock one Right for each share of our common stock owned on the Record Date, we are only seeking to raise up to $3,424,500 in gross proceeds in this Rights Offering. As a result, based on 15,908,736 shares of our common stock outstanding as of June 28, 2018, we would grant Rights to acquire 15,908,736 shares of our common stock, but will only accept subscriptions up to the Subscription Cap. Accordingly, sufficient Rights may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Rights available in the Rights Offering, we will allocate the available Rights pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Rights than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Rights for which the record holder subscribed, and the remaining Rights will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Rights have been allocated.

        If for any reason the amount of Rights allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

What is the Over-subscription Privilege?

        If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-subscription Privilege to purchase a portion of any Rights that remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Shares you would like to purchase pursuant to your Over-subscription Privilege, which we refer to as your "Over-subscription Request."

        Subject to certain limitations resulting from the extent to which other holders exercise their Basic Subscription Right and Over-subscription Privilege described elsewhere in this prospectus and if sufficient Shares are available after Basic Subscription Rights have been allocated, we will seek to honor your Over-subscription Request in full. If Over-subscription Requests exceed the number of Shares available in the Rights Offering, we will allocate the available Shares pro-rata among the record holders exercising their Over-subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of Shares than the record holder subscribed for pursuant to the exercise of the Over-subscription Privilege, then such record holder will be allocated only that number of Shares for which the record holder oversubscribed, and the remaining Shares will be allocated among all other record holders exercising the Over-subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated.

        See "The Rights Offering—Limitation on the Purchase of Shares" for a description of certain stock ownership limitations.

        To properly exercise your Over-subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-subscription Privilege before the Rights Offering expires. See "The Rights Offering—Over-subscription Privilege." To the extent you properly exercise your

Over-subscription Privilege for an amount of Shares that exceeds the number of unsubscribed Shares available to you, any excess subscription payments will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

        American Stock Transfer & Trust Company, LLC, our Subscription Agent for the Rights Offering, will determine the allocation of Over-subscription Requests based on the formula described above.

Will fractional shares be issued upon exercise of Rights?

        No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Rights to acquire whole Shares, and rights holders will only be entitled to purchase a number of Shares representing a whole number of shares of our common stock, rounded down to the nearest whole number of shares, a holder would otherwise be entitled to purchase.

What effect will the Rights Offering have on our outstanding common stock?

        Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 22,757,736 shares of common stock issued and outstanding, based on 15,908,736 shares of our common stock issued and outstanding as of June 28, 2018. The exact number of shares of common stock we will issue in this Rights Offering will depend on the number of Shares that are subscribed for and accepted in the Rights Offering, if any.

How was the Subscription Price determined?

        In determining the Subscription Price, our board of directors considered, among other things, the following factors:

  •
  the current and historical trading prices of our common stock;

  •
  the price at which stockholders might be willing to participate in the Rights Offering;

  •
  our need for additional capital and liquidity; and

  •
  the cost of capital from other sources.

        In conjunction with the review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-subscription Privilege.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Rights are irrevocable.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

        No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Rights do exercise, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-subscription Privilege.

How soon must I act to exercise my Rights?

        If you received a Rights Certificate and elect to exercise any or all of your Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-subscription Privilege you elect to exercise before the Rights Offering expires at 5:00 p.m., Eastern Time on the Expiration Date, unless we extend or earlier terminate the Rights Offering. If you hold your shares in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Rights, along with the required subscription payment.

May I transfer my Rights?

        No. The Rights are not transferable.

Will our directors and executive officers participate in the Rights Offering?

        To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers have entered into any binding commitment or agreement to exercise Rights received in the Rights Offering, all or some of our directors and executive officers may participate in the Rights Offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

        No. Our board of directors is making no recommendation regarding your exercise of Rights. Rights holders who exercise Rights will incur investment risk on new money invested. We cannot predict the price at which the shares of our common stock will trade after the expiration of the Rights Offering. On June 28, 2018, the last reported sale price of common stock on Nasdaq was $0.58 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See "Risk Factors" for discussion of some of the risks involved in investing in our securities.

How do I exercise my Rights?

        If you are a stockholder of record and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both the Basic Subscription Rights and any Over-subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date. If you are exercising your Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Shares subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in "street name"?

        If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Rights on your behalf. Therefore, you will need to have your record holder act for you.

        If you wish to participate in this Rights Offering and purchase Shares, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

        You must timely pay the full Subscription Price for the full number of Shares you wish to acquire pursuant to the exercise of Rights by delivering to the Subscription Agent a:

  •
  personal check drawn on a U.S. bank;

  •
  certified check drawn on a U.S. bank; or

  •
  wire transfer.

        If you send payment by personal check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the Expiration Date.

        If you send a payment that is insufficient to purchase the number of Shares you requested, or if the number of Shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of common stock?

        As soon as practicable after the (i) expiration of the Rights Offering, (ii) payment for the Shares subscribed for has cleared, and (iii) all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will arrange for the issuance of the Shares as soon as practicable after the expiration of the Rights Offering. All Shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of the Shares. If you hold your Shares in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Rights?

        No. Exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. You should not exercise your Rights unless you are certain that you wish to purchase Shares at the Subscription Price.

How much will our company receive from the Rights Offering?

        Assuming that all 6,849,000 Shares are sold in the Rights Offering, we estimate that the gross proceeds from the Rights Offering will be $3,424,500, based on the Subscription Price of $0.50 per Share, before deducting fees and expenses payable by us, which we estimate to be $78,500. We intend to use the additional capital for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. See "Use of Proceeds."

Are there risks in exercising my Rights?

        Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of shares of our common stock and you should consider this investment as carefully as you would consider any other investment. See "Risk Factors" for discussion of additional risks involved in investing in our securities.

Can the board of directors terminate or extend the Rights Offering?

        Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

        Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the termination of the Rights Offering, without interest or deduction. If you own shares in "street name," it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Rights if I live outside the United States?

        The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled "The Rights Offering—Foreign Stockholders."

What fees or charges apply if I purchase shares in the Rights Offering?

        We are not charging any fee or sales commission to issue Rights to you or to issue Shares to you if you exercise your Rights. If you exercise your Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Rights?

        For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see "Material U.S. Federal Income Tax Consequences."

To whom should I send my forms and payment?

        If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights

Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

American Stock Transfer & Trust Company
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

        You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the Expiration Date.

Whom should I contact if I have other questions?

        If you have more questions about the rights offering or need additional copies of the rights offering documents, please contact us at:

Investor Relations Manager
CDTi Advanced Materials, Inc.
1700 Fiske Place
Oxnard, CA 93033
(805) 639-9555
Internet Website: www.cdti.com

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and related notes, before deciding whether to purchase shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks could materially and adversely harm our business, financial condition or prospects. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Rights Offering

We will need substantial additional funding to continue our operations and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

        In our audited consolidated financial statements and notes thereto, we have stated our recurring losses from operations, recurring cash flows used in operations, an accumulated deficit, and the requirement we raise additional capital in order to fund our ongoing operations. Our auditors have also rendered a going concern opinion in respect of our financial statements. This could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. While we intend to continue to make investments to support our business growth using the net proceeds from the Rights Offering, we will likely need to raise additional capital to continue to support our business growth. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies that we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

We do not know how many stockholders will participate in the Rights Offering.

        We have no agreements or understandings with any persons or entities with respect to their exercise of Rights or their participation in the Rights Offering. We therefore do not know how many other stockholders, if any, will participate in the Rights Offering. Assuming that stockholders exercise all subscription rights we are offering, we would receive gross proceeds from the Rights Offering of $3,424,500. If stockholders do not participate in the Rights Offering, the operations of our company and our business may be adversely affected.

Our management will have broad discretion over the use of the net proceeds from the Rights Offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        Our management will have broad discretion as to the use of the net proceeds from the Rights Offering and could use them for purposes other than those contemplated at the time of commencement of the Rights Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

The Subscription Price determined for the Rights Offering is not an indication of the fair value of our common stock.

        In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering and the cost of capital from other sources. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our Company or our common stock.

The price of our common stock may decline before or after the expiration of the Rights Offering.

        We cannot assure you that the public trading price of our common stock will not decline below the Subscription Price after you elect to exercise your Rights. Moreover, we cannot assure you that following the exercise of Rights you will be able to sell your Shares at a price equal to or greater than the Subscription Price.

Stockholders who do not exercise their Rights will experience dilution.

        If you do not exercise your subscription privilege in full and the Rights Offering is fully subscribed and completed, you will experience dilution in your proportionate interest in the equity ownership of our common stock and our company.

If you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.

        Holders of Rights who desire to purchase shares of our common stock in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the Expiration Date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Rights granted in the Rights Offering that you beneficially own prior to 5:00 p.m., Eastern Time, on the Expiration Date, as may be extended. We will not be responsible if your broker, dealer, bank or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the Expiration Date.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of Rights in the Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

        Any personal check used to pay for Shares to be issued in this Rights Offering must clear prior to the Expiration Date of the Rights Offering, and the clearing process may require several business days. If you choose to exercise your Rights, in whole or in part, and to pay for Shares by personal check and your check has not cleared prior to the Expiration Date of the Rights Offering, you will not have satisfied the conditions to exercise your Rights and will not receive the Shares you wish to purchase.

You may not revoke your subscription and the Shares that you purchase in the Rights Offering may be above the market price at the expiration date which could result in an immediate loss.

        The Subscription Price for the exercise of your Rights has been set by our board of directors on the Record Date. The market price of our common stock on the Expiration Date will not be known on the Record Date. After you exercise your Rights, you may not revoke your subscription. If you exercise your Rights and the public trading price of our common stock thereafter decreases below the Subscription Price, you will buy shares of our common stock at a price above the trading price. In such event, you would incur an immediate loss in respect of your investment.

The receipt of Rights may be treated as a taxable distribution to you.

        We believe the distribution of the Rights in the Rights Offering should be a non-taxable distribution to holders of shares of our common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the "Material U.S. Federal Income Tax Consequences" below. This position is not binding on the IRS, or the courts, however. If the Rights Offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Code and if at the time of the Rights distribution we have either accumulated or current earnings, your receipt of Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such taxable distribution would be treated first as a taxable distribution to the extent of our accumulated or current earnings and then as a return of capital to the extent thereof and then as capital gain. Each holder of shares of our common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of the Rights Offering.

You may not receive all of the Shares for which you subscribe.

        While we are distributing to holders of our common stock one Right for each share of our common stock owned on the Record Date, we are only seeking to raise up to $3,424,500 in gross proceeds in this Rights Offering. As a result, based on 15,908,736 shares of our common stock outstanding as of June 28, 2018, we would grant Rights to acquire 15,908,736 shares of our common stock, but will only accept subscriptions up to the Subscription Cap. Accordingly, sufficient Rights may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Rights available in the Rights Offering, we will allocate the available Rights pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Rights than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Rights for which the record holder subscribed, and the remaining Rights will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Rights have been allocated. If for any reason the amount of Rights allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

If we terminate the Rights Offering, neither we nor the Subscription Agent will have any obligation to you except to return your subscription payments.

        There can be no assurance that the Rights Offering will be completed, as we may determine to terminate the Rights Offering following its commencement at any time prior to the Expiration Date. If we terminate the Rights Offering, neither we nor the Subscription Agent will have any obligation to you with respect to the Rights, except to return your subscription payments, without interest or deduction.

Risks Related to Our common stock

We could be delisted from NASDAQ, which could seriously harm the liquidity of our stock and our ability to raise capital.

        During 2016, we received two separate notifications from the Listing Qualifications staff of The NASDAQ Stock Market LLC indicating that we no longer met the requirements to maintain a minimum bid price of $1 per share and a minimum stockholders' equity of $2.5 million. We remedied both deficiencies by August 30, 2016 and regained compliance with NASDAQ's requirements for continued listing on the exchange.

        On May 10, 2018, we received a notification from the Listing Qualifications staff of The NASDAQ Stock Market LLC indicating that we no longer met the requirements to maintain a minimum bid price of $1 per share. The notice has no immediate effect on the listing of our common stock, and our common stock will continue to trade on the NASDAQ Capital Market under the symbol "CDTI". We have a period of 180 calendar days, or until November 6, 2018, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day period. If we are is not in compliance by November 6, 2018, we may be afforded a second 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal the Nasdaq staff's determination to a Nasdaq Hearings Panel and request a review of the delisting determination. We intend to monitor the closing bid price of our common stock and consider our available options to resolve the noncompliance with the minimum bid price requirement. No determination regarding our response has been made at this time. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

        The effects of losing the Nasdaq listing could materially harm our ability to raise capital, by, among other things, negatively affecting the market liquidity of our common stock. Investors would likely find it more difficult to purchase, dispose of or obtain accurate quotations as to the market value of our common stock, and the price of our common stock may be adversely affected. Delisting from Nasdaq could also result in negative publicity and a loss of confidence by investors, customers, suppliers or employees.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

        As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank

Wall Street Reform and Consumer Protection Act, the listing requirements of The NASDAQ Stock Market and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. Although we have already hired additional employees to comply with these requirements, we may need to hire even more employees or retain professional service providers in the future, which will increase our costs and expenses. In addition, we expect that these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation and nominating committee, and qualified executive officers.

The risk of dilution, perceived or actual, may contribute to downward pressure on the trading price of our stock.

        We have outstanding warrants and stock options to purchase shares of our common stock, and additional shares or warrants or options to acquire shares of our common stock may be issued in the future. At December 31, 2017, we had outstanding options and warrants to purchase an aggregate of approximately 1.9 million shares of our common stock. The exercise of these securities will result in the issuance of additional shares of our common stock. We may also issue additional shares of our common stock or securities exercisable for or convertible into shares of our common stock, whether in the public market or in a private placement to fund our operations, or as compensation. These issuances, particularly where the exercise price or purchase price is less than the current trading price for our common stock, could be viewed as dilutive to the holders of our common stock.

        To provide us with additional flexibility to access capital markets for general corporate purposes, we filed a shelf registration statement which was declared effective by the SEC on November 17, 2015. The shelf registration statement permits us to sell, from time to time, up to an aggregate $50.0 million of various securities, including common stock, preferred stock, warrants to purchase common stock or preferred stock and units consisting of one or more of the foregoing or any combination of such securities, not to exceed one-third of our public float in any 12-month period. As of December 31, 2017, we had sold an aggregate of $3.1 million using the shelf registration statement. To the extent that we raise additional capital by issuing equity securities under our shelf registration statement, our stockholders may experience dilution.

        The risk of dilution, perceived or actual, may cause existing stockholders to sell their shares of stock, which could contribute to a decrease in the price of shares of our common stock. In that regard, downward pressure on the trading price of our common stock may also cause investors to engage in short sales, which could further contribute to downward pressure on the trading price of our stock.

We do not intend to pay dividends for the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

        We have never declared or paid any dividends on our common stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

There has been and may continue to be significant volatility in the volume and price of our common stock on the NASDAQ Capital Market and an investment in our stock could suffer a decline in value.

        Our stock historically has experienced high levels of volatility. The trading price of our common stock may continue to fluctuate substantially, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock. Factors that could cause fluctuations in the trading price of our common stock include, but are not limited to, the following:

  •
  fluctuations in demand for our products;

  •
  product development efforts;

  •
  the loss of any customer relationship;

  •
  the addition of a new customer relationship;

  •
  mergers and acquisitions involving us, our customers or our competitors;

  •
  price and volume fluctuations in the overall stock market from time to time;

  •
  fluctuations in the trading volume of our shares or the size of our public float;

  •
  actual or anticipated changes or fluctuations in our results of operations;

  •
  whether our results of operations meet the expectations of securities analysts or investors;

  •
  actual or anticipated changes in the expectations of investors or securities analysts;

  •
  litigation involving us, our industry, or both;

  •
  regulatory developments in the United States, foreign countries, or both;

  •
  general economic conditions and trends;

  •
  major catastrophic events;

  •
  sales of large blocks of our common stock;

  •
  departures of key employees; or

  •
  an adverse impact on the company from any of the other risks cited herein.

        In addition, if the stock market, in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company's securities. We may be the target of securities-related litigation, which could divert our management's attention and resources, result in substantial costs, and have an adverse effect on our business, results of operations and financial condition.

Risks Related to Our Financial Condition

We have limited cash and experience negative cash flows from operations, and may need to raise additional capital to sustain our operations. If we are unable to raise additional capital when needed, we may be forced to seek to reorganize under bankruptcy laws or liquidate. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

        As of March 31, 2018, we had cash of $2.1 million. Additionally, we have historically operated with negative cash flows from operations and had operating cash flow deficits of $5.3 million and $7.0 million for the years ended December 31, 2017 and 2016, respectively, and $0.7 million for the fiscal quarter ended March 31, 2018. Due to these conditions, substantial doubt exists as to our ability to continue as a going concern. If necessary, we will seek to raise additional capital from the sale of equity securities or the incurrence of indebtedness to allow us to continue operations. There can be no assurance that additional financing will be available to us on acceptable terms, or at all. Our inability to raise capital when needed may cause us to reorganize our balance sheet and operations, or liquidate, under the protection of the U.S. Bankruptcy Code, which could result in a loss of your entire investment. Consistent with the foregoing, our auditors have rendered a going concern opinion in respect of our financial statements.

We may require additional working capital to maintain our operations in the form of funding from outside sources which may be limited, difficult to obtain, or unavailable on acceptable terms or not available at all, or in the case of an offering of common stock or securities convertible into or exercisable for common stock, may result in dilution to our existing stockholders.

        We have historically relied on outside sources of funding in the form of debt or equity. If necessary, we will seek to raise capital from the sale of equity securities or the incurrence of indebtedness to allow us to continue operations.

        We believe that debt financing would be difficult to obtain because of our limited assets and cash flows. Any additional offering of shares of our common stock or of securities exercisable for or convertible into shares of our common stock may result in further dilution to our existing stockholders. Our ability to consummate a financing will depend not only on our ability to achieve positive operating results, but also on conditions then prevailing in the relevant capital markets. There can be no assurance that such funding will be available if needed, or on acceptable terms. In the event that we are unable to raise such funds, we may be required to delay, reduce or severely curtail or cease our operations or the implementation of our business strategies or otherwise impede our on-going business efforts and/or seek reorganization under the U.S. Bankruptcy Code, any of which could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

Our business depends, in part, on the general availability of funding for emissions control programs, enforcement of existing emissions-related environmental regulations, further tightening of emission standards worldwide, market acceptance of our catalyst products, and successful product verifications.

        Although retrofit is a declining part of our business, future growth of our business depends in part on the general availability of funding for emissions control programs, which can be affected by economic as well as political reasons. Future funding remains uncertain as budget discussions continue to be debated in the U.S. Congress. Funding under the U.S. Congestion Mitigation and Air Quality program, or CMAQ, can be used by states for a variety of emission reduction programs including purchase of new vehicles, building high occupancy travel lanes (car-pool lanes) and retrofit programs. To the extent that these funds are not used for retrofit programs, it limits our sales opportunities. Funding for these types of emissions control projects drives demand for our products. If such funding is not available, it can negatively affect our future growth prospects. In addition to funding, we also expect that our future business growth will be driven, in part, by the enforcement of existing emissions-related environmental regulations, further tightening of emissions standards worldwide, market acceptance of our catalyst products and successful product verifications. If such standards do not continue to become stricter or are loosened or are not enforced by governmental authorities due to commercial and business pressure or otherwise, it could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

The pursuit of opportunities relating to special government mandated retrofit programs requires cash investment in operating expenses and working capital such as inventory and receivables prior to the realization of profits and cash from sales and, if we are not successful in accessing cash resources to make these investments, we may miss out on these opportunities; further, if we are not successful in generating sufficient sales from these opportunities, we will not realize the benefits of the investments in inventory, which could have an adverse effect on our business, financial condition and results of operations.

        Although retrofit is a declining part of our business, we are pursuing revenue generating opportunities relating to special government mandated retrofit programs such as those in California and potentially others in various jurisdictions in North America, Europe and Asia. Opportunities such as these require cash investment in operating expenses and working capital such as inventory and receivables prior to realizing profits and cash from sales. If we are not successful in accessing cash resources to make these investments, we may miss out on these opportunities. Further, if we are not successful in generating sufficient sales from these opportunities, we will not realize the benefits of the investments in inventory, which would have an adverse effect on our business, financial condition and results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, which will likely result in significant legal and accounting expense and diversion of management resources, and current and potential stockholders may lose confidence in our financial reporting and the market price of our stock will likely decline.

        We are required by the SEC to establish and maintain adequate internal control over financial reporting that provides reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. We are likewise required, on a quarterly basis, to evaluate the effectiveness of our disclosure controls and to disclose any changes and material weaknesses in those internal controls.

        Any failure to maintain internal controls could adversely affect our ability to report our financial results on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. If we do not file our financial statements on a timely basis as required by the SEC and The NASDAQ Capital Market, we could face negative consequences from those authorities. In either case, there could be a material adverse effect on our business. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. We can give no assurance that material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, in the future our controls and procedures may no longer be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements. Responding to inquiries from the SEC or The NASDAQ Capital Market, regardless of the outcome, is likely to consume a significant amount of our management resources and cause us to incur significant legal and accounting expense. Further, many companies that have restated their historical financial statements have experienced a decline in stock price and related stockholder lawsuits.

Our ability to use our net operating loss carryforwards and other tax attributes to offset future taxable income is, and may continue to be, limited.

        In connection with the debt conversion completed in the third quarter of 2016, we performed a study to evaluate the status of our net operating loss carryforwards ("NOLs"). Under Sections 382 and 383 of Internal Revenue Code of 1986, as amended, if a corporation undergoes an "ownership change," the corporation's ability to use its pre-change NOLs and other pre-change tax attributes, such as R&D tax credits, to offset its post-change income and taxes may be limited. In general, an "ownership change" occurs if there is a cumulative change in our ownership by "5% shareholders" that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Because the debt conversion caused an "ownership change", our ability to use our NOLs and credits in future tax years has been significantly limited. In addition, due to the "ownership change," our federal R&D credits have also been limited and, consequently, we do not anticipate being able to use any of these credits that existed as of the date of the debt conversion in future tax years. Our limited ability to use these NOLs and tax credits, including as a result of equity offerings subsequent to the debt conversion, could have an adverse effect on our results of operations once we become profitable.

Changes in U.S. tax laws and regulations, including the Tax Cuts and Jobs Act of 2017, could have a material adverse effect on our business, cash flow, operating results, and financial condition.

        Changes in tax laws and regulations, or changes in the interpretation of tax laws and regulations by federal or state authorities, may have a material adverse effect on our business, cash flows, operating results or financial condition. The federal government recently enacted the Tax Cuts and Jobs Act of 2017, which contains many significant changes to federal income tax laws, the consequences of which have not yet been fully determined. Changes in corporate tax rates and the deductibility of expenses contained in the 2017 Tax Act or other tax reform legislation could have a material impact on the future value of our deferred tax assets and deferred tax liabilities, could result in significant one-time costs or expenses in the current or future taxable years, and could increase our future U.S. tax expense. In addition, foreign governments or U.S. states may enact tax laws in response to the 2017 Tax Act that could result in further changes to taxation applicable to us and materially affect our operating results and financial condition.

Foreign currency fluctuations could impact financial performance.

        Because of our activities in the United Kingdom, Europe, Canada and Asia, we are exposed to fluctuations in foreign currency rates. We do not manage the risk to such exposure by entering into foreign currency futures and option contracts. Foreign currency fluctuations may have a significant effect on our operations in the future.

Risks Related to Our Business

We cannot assure you that our transition into an advanced materials supplier will have the intended effect of increasing profitability.

        We have completed our operating strategy transition, however, we are still in process with our business strategy transition. We believe that the transition to a powder-to-coat business model will allow us to achieve greater scale and higher return on our technology investment than in the past. In the short term, we expect to focus our efforts and resources in pursuing opportunities in fast growing markets in China and India, as well as North America, which we believe that we can serve profitably with our powder-to-coat business model. However, we cannot assure you that these efforts will be successful and, if they are, that they will have the intended effect of increasing profitability.

        We may not be able to successfully implement this strategy for a number of reasons, including, but not limited to:

  •
  Unforeseen costs and delays;

  •
  Unexpected legal, regulatory, or administrative hurdles;

  •
  Our customers' unfamiliarity with this business model;

  •
  Restrictions on our technology; and

  •
  Our inability to:

  •
  Obtain additional capital to pursue such strategies on favorable terms or at all;

  •
  Protect our intellectual property;

  •
  Develop products that meet or exceed the qualification standards of OEMs and partners and provide greater value than alternatives;

  •
  Persuade other catalyst manufacturers to incorporate our technology in their products;

  •
  Find suitable third parties with whom to enter into partnering arrangements or invest in our business; and

  •
  Compete successfully or enter new markets.

        Furthermore, in attempting to execute this strategy, we may harm our relationships with customers, suppliers, employees or other third parties, any of which could be significant. The process of exploring, financing, and realigning our strategic path may also be disruptive to our business. While we believe the pursuit of this strategy will have a positive effect on our profitability in the long-term, there is no assurance that this will be the case. If we are not successful in our efforts to carry out this strategy, our business, financial condition, and results of operation may be adversely affected.

Our sales of coated catalysts to Honda, which historically represented a substantial portion of our revenues, began to significantly decline in the fourth quarter of 2017 and substantially ended in the first quarter of 2018, which will adversely affect our operations and financial results if we are unable to secure new sources of revenue.

        Historically, we have derived a significant portion of our revenue from sales to Honda, which represented 52% and 59% of consolidated revenues for the years ended December 31, 2017 and 2016, respectively, and 44% of consolidated revenues for the fiscal quarter ended March 31, 2018. While we continually seek to broaden our customer base, we have remained dependent on Honda for a substantial portion of our revenue. Our supply of coated catalysts to Honda began to significantly decline in the second half of 2017, as certain vehicle models were phased out and substantially ended with the first quarter of 2018. Accordingly, it will be critical that our powder-to-coat business strategy produces revenues with new customers to replace revenues from our current core catalyst business with Honda.

Historically, we have been dependent on a few major customers for a significant portion of our revenue and our revenue would decline if we are unable to maintain those relationships, if customers reduce their orders for our products, or if we are unable to secure new customers.

        We expect to continue to derive a significant portion of our revenue from a limited number of customers. If we are unable to maintain our relationships with customers, or if customers reduce their orders for our products, our revenues will decline.

        In addition, manufacturers typically seek to have two or more sources of critical components; however, there can be no assurance that manufacturers for which we are a shared supplier will not sole source the products we supply. Once our product is designed into a vehicle model, we generally supply our component for the life of that model. There can be no assurance, however, that our customers will retain us for a full model term. In this regard, relationships with our customers are based on purchase orders rather than long-term formal supply agreements and customers can discontinue or materially reduce orders without warning or penalty. In addition, while new models tend to remain relatively stable for a few years, there can be no assurance that manufacturers will not change models more rapidly, or change the performance requirements of components used in those models, and use other suppliers for these new or revised models. Demand for our products is tied directly to demand for vehicles. Accordingly, factors that affect the truck and automobile markets have a direct effect on our business, including factors outside of our control, such as vehicle sales slowdowns due to economic concerns, or as a result of natural disasters, including earthquakes and/or tsunamis. The loss of one or more of our significant customers, or reduced demand from one or more of our significant customers, would have an adverse effect on our revenue, and could affect our ability to become profitable or continue our business operations.

An expired agreement between us and Honda may limit our rights to commercialize certain technology within the scope of that agreement and adversely affect our technology licensing strategy.

        In conjunction with our longstanding relationship with Honda, we entered into a joint research agreement with the motorcycle division of Honda regarding the development of ZPGM™ catalysts for motorcycles. The agreement was signed in 2010, extended in 2012 and expired in March 2014, although confidentiality provisions continue to survive. The agreement provides that technology within the scope of the agreement developed solely by one party is owned by that party, and that technology within the scope of the agreement that is jointly developed by both parties is jointly owned. While we believe that core technology within the scope of the agreement was developed solely by us, there can be no assurance that our belief will not be challenged or invalidated. To the extent that Honda is a joint owner of critical technology developed under the agreement, Honda (including its automotive division) might not be required to pay us a license or royalty fee for use of the jointly owned technology; Honda may be able to manufacture its own catalysts based on the jointly owned technology; and Honda may be able to license the jointly owned technology to others without our consent. In addition, under the terms of the agreement, we may not be able to license jointly owned technology to others without Honda's consent. Our inability to license jointly owned technology to others could adversely affect the ability to license certain technology.

We may not be able to successfully market new products that are developed or obtain verification or approval of our new products.

        Our advanced material products are still in the development or testing stage with targeted customers. We are developing technologies in areas that are intended to have a commercial application; however, there is no guarantee that such technologies will actually result in any commercial applications. In addition, we plan to market other emissions reduction devices used in combination with our current products. There are numerous development and verification issues that may preclude the introduction of these products for commercial sale. These proposed operations are subject to all of the risks inherent in a developing business enterprise, including the likelihood of continued operating losses. If we are unable to demonstrate the feasibility of these proposed commercial applications and products or obtain verification or approval for the products from regulatory agencies, we may have to abandon the products or alter our business plan. Such modifications to our business plan will likely delay achievement of revenue milestones and profitability.

PGMs and rare earth metals price fluctuations could impact financial performance.

        Because our catalysts contain platinum, palladium and rhodium, or platinum group metals (PGMs), and rare earth metals, fluctuations in prices could have an adverse impact on our profits as it may not be possible to recover price increases from customers. Additionally, increased prices could result in increased working capital requirements which we may not be able to finance. Conversely, reductions in PGM prices could reduce the competitive advantage our catalyst technologies have over conventional catalysts which rely on significantly higher PGM loadings to achieve emissions targets.

We depend on intellectual property and the failure to protect our intellectual property could adversely affect our future growth and success.

        We rely on patent, trademark and copyright law, trade secret protection, and confidentiality and other agreements with employees, customers, partners and others to protect our intellectual property. In addition, some of our intellectual property is not protected by any patent or patent application. The lack of patent and trademark protection may be intentional as we may lack sufficient resources to protect our intellectual property in every applicable jurisdiction. As a result, it may be possible for third parties to obtain and use our intellectual property without the need to obtain our authorization.

        We do not know whether any patents will be issued from our pending or future patent applications or whether the scope of any issued patents is or will be sufficiently broad to protect our technologies. Moreover, patent applications and issued patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits. In addition, the laws of some foreign countries may not protect or enforce intellectual property rights to the same extent as do the laws of the United States.

        The patents protecting our proprietary technologies expire after a period of time. Certain of our patents have expired and others have expiration dates ranging from 2018 through 2033. Although we have attempted to incorporate technology from our core patents into specific patented product applications, product designs and packaging, there can be no assurance that this building block approach will be successful in protecting our proprietary technology and products. If we are not successful in protecting our proprietary technology, it could have a material adverse effect on our business, financial condition and results of operations. Questions have arisen regarding our exclusive ownership and control of certain technologies, including by our principal customer, Honda, and a former employee, who claims ownership in a patent relating to ZPGM™. In addition, we have sold technology for exclusive use in Asia to another party. For additional information, refer to "An expired agreement between us and Honda may limit our rights..." above and "We are subject to restrictions and must pay a royalty on certain sales of our products and technology in specified countries in Asia" below. Past or future weaknesses in control of our intellectual property could render our current strategies unachievable, require that we change our strategies which could prove unsuccessful, result in litigation over ownership issues including the costs thereof and potential adverse findings, require that we pay to license back technology that we developed or co-developed, or otherwise material adversely affect us, our business and our financial performance.

        As part of our confidentiality procedures, we generally have entered into nondisclosure agreements with employees, consultants and corporate partners. We also have attempted to control access to and distribution of our technologies, documentation and other proprietary information. We plan to continue these procedures. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of our technologies or independently develop similar technologies. The steps that we have taken and that may occur in the future might not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect the proprietary rights as fully as in the United States.

        There can be no assurance that we will be successful in enforcing our proprietary rights. For example, from time to time we have become aware of competing technologies employed by third parties who might be covered by one or more of our patents. In such situations, we may seek to grant licenses to such third parties or seek to stop the infringement, including through the threat of legal action. There is no assurance that we would be successful in negotiating a license agreement on favorable terms, if at all, or able to stop the infringement. Any infringement upon our intellectual property rights could have an adverse effect on our ability to develop and sell commercially competitive systems and components.

If we fail to obtain the right to use the intellectual property rights of others which are necessary to operate our business, our ability to succeed will be adversely affected.

        From time to time, we may choose to or be required to license technology or intellectual property from third parties in connection with the development of our products. We cannot assure you that third-party licenses will be available to us on commercially reasonable terms, if at all. Generally, a license, if granted, would include payments of up-front fees, ongoing royalties or both. These payments or other terms could have an adverse impact on our results of operations. The inability to obtain a necessary third-party license required for our product offerings or to develop new products and product enhancements could require us to substitute technology of lower quality or performance standards, or of greater cost, either of which could adversely affect our business. If we are not able to obtain licenses from third parties, if necessary, then we may also be subject to litigation to defend against infringement claims from these third parties. Our competitors may be able to obtain licenses or cross-license their technology on better terms than we can, which could put us at a competitive disadvantage. If we are unable to obtain or maintain any third-party license required to develop new products and product enhancements, on favorable terms, our results of operations may be harmed.

If third parties claim that our products infringe upon their intellectual property rights, we may be forced to expend significant financial resources and management time litigating such claims and our operating results could suffer.

        Third parties may claim that our products and systems infringe upon their patents and other intellectual property rights. Identifying third-party patent rights can be particularly difficult, notably because patent applications are generally not published until up to 18 months after their filing dates. If a competitor were to challenge our patents, or assert that our products or processes infringe their patent or other intellectual property rights, we could incur substantial litigation costs, be forced to make expensive product modifications, pay substantial damages or even be forced to cease some operations. Third-party infringement claims, regardless of their outcome, would not only drain financial resources but also divert the time and effort of management and could result in customers or potential customers limiting or deferring their purchase or use of the affected products or services until resolution of the litigation.

We are subject to restrictions and must pay a royalty on certain sales of our products and technology in specified countries in Asia.

        In February 2008, we established a joint venture in Japan called TC Catalyst, Inc., or TCC, with Tanaka Holdings Co., Ltd. (formerly Tanaka Holdings K.K.), a Japanese company, which, together with its subsidiary Tanaka Kikinzoku Kogyo K.K., is referred to herein as TKK. Initially, we and TKK each owned 50% of TCC, but since formation we have sold most of our stake in the venture to TKK and now own 5%. In connection with these transactions, we also sold to TKK certain proprietary technology for sale, licensing or use in various countries in Asia, which we refer to as the Territory. In general, the technology covers our catalyst formulations (including platinum and zero platinum) developed for heavy-duty commercial vehicles and other applications through 2013, and for non-commercial light vehicles through 2012. In addition, TKK has a right to cause us to license heavy-duty commercial technology to TKK or TCC in exchange for a royalty if TKK or TCC desire to sell related products or services outside the Territory to subsidiaries of OEM customers located within the Territory. We have also agreed not to compete in the Territory with TKK or TCC in connection with heavy-duty commercial vehicles and applications and light duty vehicles.

        Subsequent to these arrangements, we discovered that an exception allowing us to continue to supply catalysts in Japan to our largest customer, Honda, had been omitted in an amendment to the original transaction documents with TKK. We have shipped approximately $5.6 million of catalysts covered by the agreements since such amendment through December 31, 2014. In this regard, in December 2014 we made a good faith payment of $0.3 million to TKK with respect to such prior shipments.

        In addition, on March 13, 2015, we further amended our agreements with TKK and TCC to, among other things, enable us to sell in the Territory (i) coated substrates or certain catalytic materials utilizing the technology we sold to TKK for a 4% royalty to TKK; (ii) coated substrates and certain catalytic materials utilizing solely new technology developed by us after we sold TKK the prior technology, as well as licenses of such technology related to catalysts for heavy-duty commercial vehicles and applications and light duty vehicles, for a 3% royalty to TKK; (iii) products used in vehicles without a royalty, provided that the ultimate user of the vehicle which contains the product purchases the vehicle outside the Territory; (iv) limited quantities of coated substrates or certain catalytic materials sold for the purpose of customer testing, evaluation and approval without a royalty; and (v) limited quantities of coated substrates sold during an extended period of time after mass production ends for a specified vehicle model year program without a royalty.

        Pursuant to the terms of the amendment, once an aggregate amount of approximately $16.6 million in royalties has been paid by us to TKK, we may commercialize any technology without a royalty, including inside the Territory.

        Consequently, if we or third parties desire to sell our products or otherwise commercialize certain of our technology in the Territory, we currently would have to pay a royalty to TKK in order to do so, which could adversely affect our ability to expand. In addition, although we believe that the amendment to the parties' agreements will generally enable us to pursue our business strategies in the Territory and that, based on discussions with TKK, our non-binding, good faith payment relieves us from further obligations to TKK with respect to past shipments of catalysts covered by the agreements, there can be no assurance that TKK will not assert claims and pursue available remedies, any of which could have an adverse effect on our business.

If we fail to comply with anti-bribery laws, including the U.S. Foreign Corrupt Practices Act we could be subject to civil and/or criminal penalties.

        As a result of our international operations, we may be subject to anti-bribery laws, including the U.S. Foreign Corrupt Practices Act, which prohibits companies from making improper payments to foreign officials for the purpose of obtaining or keeping business. If we fail to comply with these laws, the U.S. Department of Justice, the Securities and Exchange Commission, or SEC, or other U.S. or foreign governmental authorities could seek civil and/or criminal sanctions, including monetary fines and penalties against us or our employees, as well as additional changes to our business practices and compliance programs, which could have a material adverse effect on our business, results of operations, or financial condition.

Developments stemming from changes in Government administrations, both foreign and domestic, could adversely affect our business.

        Changes in administration could result in changes to political, regulatory and economic laws, policies and conditions that could severely and negatively impact our business. For example, the current U.S. administration has expressed doubt regarding existing trade agreements, such as the North American Free Trade Agreement, and has raised the possibility of imposing tariffs on goods imported into the United States. Our customers are located around the world. Changes in U.S. political, regulatory and economic conditions or laws and policies governing U.S. tax laws, foreign trade, manufacturing, and development and investment in the countries where we or our customers operate could adversely affect our operating results and our business.

Failure of one or more key suppliers to timely deliver could prevent, delay or limit us from supplying products. Delays in delivery times for PGM purchases could also result in losses due to fluctuations in prices. Delays in the delivery times and the cost impact of the world-wide shortage of rare earth metals could delay us from supplying products and could result in lower profits.

        Due to customer demands and specifications, we are required to source critical materials and components such as ceramic substrates from a sole supplier. Our three largest suppliers accounted for over 39% of our raw material purchases during the year ended December 31, 2017. Failure of one or more of the key suppliers to deliver timely could prevent, delay or limit us from supplying products because we would be required to qualify an alternative supplier. For certain products and customers, we are required to purchase PGM materials. As commodities, PGM materials are subject to daily price fluctuations and significant volatility, based on global market conditions. Historically, the cost of PGMs used in the manufacturing process has been passed through to the customer. This limits the economic risk of changes in market prices to PGM metal usage in excess of nominal amounts allowed by the customer. However, going forward there can be no assurance that we will continue to be successful in passing PGM price risk onto our current and future customers to minimize the risk of financial loss. Additionally, PGM material is accounted for as inventory and therefore subject to lower of cost or market adjustments on a regular basis. A drop in market prices relative to the purchase price of PGMs could result in a write-down of inventory. Due to the high value of PGM materials, special measures have been taken to secure and insure the inventory. There is a risk that these measures may be inadequate and expose us to financial loss. We utilize rare earth metals in the production of some of our catalysts. Due to a reduction in export from China of these materials, there has been a world-wide shortage, leading to a lack of supply and higher prices. We risk delays in shipment due to this constrained supply and potentially lower margins if we are unable to pass the increased costs on to our customers.

Qualified management, marketing, and sales personnel are difficult to locate, hire and train, and if we cannot attract and retain qualified personnel, it will harm the ability of the business to grow.

        Our success depends, in part, on our ability to retain current key personnel, attract and retain future key personnel, additional qualified management, marketing, scientific, and engineering personnel, and develop and maintain relationships with research institutions and other outside consultants. Competition for qualified management, technical, sales and marketing employees is intense. In addition, some employees might leave our Company and go to work for competitors. The loss of key personnel or the inability to hire or retain qualified personnel, or the failure to assimilate effectively such personnel could have a material adverse effect on our business, operating results and financial condition.

We may have difficulty managing growth in our business.

        Because of our size, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities, there will be additional demands on these resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including issues relating to our research and development activities and retention of experienced scientists, managers and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan. If we are unable to implement these actions in a timely manner, our results may be adversely affected.

Our transition from a niche manufacturer of emissions control solutions to an advanced materials technology provider of proprietary powders will increase our reliance on third-party manufacturers and could harm our business.

        In connection with our efforts to realign our manufacturing footprint, we closed our Canadian manufacturing facility in 2016. As a result of this action, we now rely on third-party service providers to manufacture certain of our products. This reliance generates a number of risks, including decreased control over the production process, which could lead to production delays or interruptions, and inferior product quality control. In addition, performance problems at these third-party providers could lead to cost overruns, shortages or other problems, which could increase our costs of production or result in delivery delays to our customers.

        If one or more of our third-party manufacturers becomes insolvent or unwilling to continue to manufacture products of acceptable quality, at acceptable costs, in a timely manner, our ability to deliver products to our retail customers could be significantly impaired. Substitute manufacturers might not be available or, if available, might be unwilling or unable to manufacture the products we need on acceptable terms. Moreover, if customer demand for our products increases, we may be unable to secure sufficient additional capacity from our current third-party manufacturers, or others, on commercially reasonable terms, or at all.

Any liability for environmental harm or damages resulting from technical faults or failures of our products could be substantial and could adversely affect our business and results of operations.

        Customers rely upon our products to meet governmental emissions control standards. Failure of our products to meet such standards could expose us to claims from customers. Our products are also integrated into goods manufactured by our customers, and therefore, a malfunction or the inadequate design of our products could subject us and our customers to product liability claims. We have agreed to indemnify and hold harmless certain of our customers against losses arising from environmental harm and product liability claims. Any liability for environmental harm or damages resulting from technical faults or failures could be substantial and could adversely affect our business and results of operations. In addition, a well-publicized actual or perceived problem could adversely affect the market's perception of our products, which would materially impact our financial condition and operating results.

        By email dated June 26, 2015, the California Air Resources Board (CARB) asserted that we had deficiencies in compliance with the Verification Procedure, Aftermarket Parts Regulations and the Vehicle Code. The penalty calculated by CARB for these alleged violations was $1.8 million, with the largest component relating to the use of empty center bodies to allow trucks to be placed back in service while warranty claims are being evaluated. This process is now explicitly permitted by regulation, but was not permitted at the time of the alleged violation. Although we disagreed, and continue to disagree, with CARB's findings, we cooperated with CARB's investigation and discussed with CARB whether and to what extent the payment of monetary penalties would be appropriate.

After review and evaluation of CARB's findings and publicly available CARB settlements for similar matters, we accrued an expense of less than $0.1 million as of December 31, 2015 to resolve this matter. During 2016, CARB responded to our proposed settlement with a counter-proposal of $0.8 million by cutting certain components of their initial penalty in half and reducing certain penalties. We ultimately reached a settlement for approximately $0.1 million that was paid in 2017.

We have entered into contractual agreements in connection with past sales of certain of our assets, which may expose us to liability for claims for indemnification under such agreements.

        We have entered into various agreements by which we may be obligated to indemnify the other party with respect to certain matters. Generally, these indemnification provisions provide that we agree to hold the indemnified party harmless against losses arising from a breach of the contract terms. Payments by us under such indemnification clauses are generally conditioned on the other party making a claim. Such claims are generally subject to challenge by us and to dispute resolution procedures specified in the particular contract. Further, our obligations under these arrangements may be limited in terms of time and/or amount and, in some instances, we may have recourse against third parties for certain payments made by us. It is not possible to predict the maximum potential amount of future payments under these indemnification agreements due to the conditional nature of our obligations and the unique facts of each particular agreement.

Risks Related to Our Industry

Future growth of our business depends, in part, on market acceptance of our catalyst products, successful verification of our products and retention of our verifications.

        While we believe that there exists a viable market for our developing catalyst products, there can be no assurance that such technology will succeed as an alternative to competitors' existing and new products. The development of a market for the products is affected by many factors, some of which are beyond our control. The adoption cycles of our key customers are lengthy and require extensive interaction with the customer to develop an effective and reliable catalyst for a particular application. While we continue to develop and test products with key customers, there can be no guarantee that all such products will be accepted and commercialized. Our relationships with our customers are based on purchase orders rather than long-term formal supply agreements. Once a catalyst has successfully completed the testing and certification stage for a particular application, it is generally the only catalyst used on that application and therefore unlikely that, unless there are any defects, the customer will try to replace that catalyst with a competing product. However, our customers usually have alternate suppliers for their products and there is no assurance that we will continue to win the business. Also, although we work with our customers to obtain product verifications in accordance with their projected production requirements, there is no guarantee that we will be able to receive all necessary approvals for our catalysts by the time a customer needs such products, or that a customer will not accelerate its requirements. If we are not successful in having verified catalyst products to meet customer requirements, it will have a negative effect on our revenues, which could have a material adverse effect on our results of operations.

        If a market fails to develop or develops more slowly than anticipated, we may be unable to recover the costs we will have incurred in the development of our products and may never achieve profitability. In addition, we cannot guarantee that we will continue to develop, manufacture or market our products or components if market conditions do not support the continuation of the product or component.

        We believe that it is an essential requirement of the U.S. retrofit market that emissions control products and systems are verified under the EPA and/or CARB protocols to qualify for funding from the EPA and/or CARB programs. Funding for these emissions control products and systems is generally limited to those products and technologies that have already been verified. Verification is also useful for commercial acceptability. Notably, EPA verifications were withdrawn on two of our products in January 2009 because available test results were not accepted by the EPA as meeting new emissions testing requirements for nitrogen dioxide (NO2) measurement. As a general matter, we have no assurance that our products will be verified by the CARB or that such a verification will be acceptable to the EPA. If we are not able to obtain or maintain necessary product verifications, it will limit our ability to commercialize such products, which could have a negative effect on our revenues and on our results of operations.

Our results may fluctuate due to certain regulatory, marketing and competitive factors over which we have little or no control.

        The factors listed below, some of which we cannot control, may cause our revenue and results of operations to fluctuate significantly:

  •
  Actions taken by regulatory bodies relating to the verification, registration or health effects of our products;

  •
  The extent to which our products obtain market acceptance;

  •
  The timing and size of customer purchases;

  •
  Customer concerns about the stability of our business, which could cause them to seek alternatives to our solutions and products; and

  •
  Increases in raw material costs, particularly platinum group metals and rare earth metals.

We face constant changes in governmental standards by which our products are evaluated.

        We believe that, due to the constant focus on the environment and clean air standards throughout the world, requirements in the future to adhere to new and more stringent regulations are possible as governmental agencies seek to improve standards required for certification of products intended to promote clean air. In addition, while the EPA has adopted rules under existing provisions of the U.S. Clean Air Act that requires a reduction in emissions of greenhouse gases from motor vehicles, the U.S. President has signed an executive order directing the EPA and other executive agencies to review their existing regulations, orders, guidance documents and policies. It remains unclear how and to what extent these executive actions will impact the regulation of emissions at the federal level. Even if federal efforts in this area are slow, state, local and/or foreign governments may enact legislation or regulations that attempt to control or limit motor vehicle emissions. In the event our products fail to meet these ever-changing standards, some or all of our products may become obsolete.

We face competition and technological advances by competitors.

        There is significant competition among companies that provide solutions for pollutant emissions from internal combustion engines. Several companies market products that compete directly with our products. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services, including products that are verified by the EPA, the CARB or other environmental authorities. We face direct competition from companies with greater financial, technological, manufacturing and personnel resources. Newly developed products could be more effective and cost-efficient than our current or future products. We also face indirect competition from vehicles using alternative fuels, such as methanol, hydrogen, ethanol and electricity.

New standards, lower environmental limits or stricter regulation for health reasons of platinum or cerium metals could be adopted and affect use of our products.

        New standards or environmental limits on the use of platinum or cerium metals by a governmental agency could adversely affect our ability to use our Platinum Plus® fuel-borne catalyst in some applications. Government or regulatory bodies in countries where we sell our Platinum Plus® fuel-borne catalyst could adopt limits or regulations with regards to platinum and cerium metals that could impact our ability to sell Platinum Plus® and related fuel borne catalysts.

Security breaches and improper access to or disclosure of our proprietary information, or other hacking attacks on our systems, could adversely affect our business.

        Our industry is prone to cyber-attacks, with third parties seeking unauthorized access to our proprietary information and technology. Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in our industry and may occur on our systems in the future. We believe such attempts are increasing in number and in technical sophistication, and in some instances we may be unable to anticipate these techniques or to implement adequate preventative measures. Additionally, we may be unaware of an incident or its magnitude and effects. Although we have developed systems and processes that are designed to protect our proprietary information and to prevent other cybersecurity breaches, we cannot guarantee that such measures will provide absolute security. Any failure to prevent or mitigate security breaches and improper access to or disclosure of our proprietary information could result in the loss or misuse of such proprietary information, which could harm our business and diminish our competitive position. Such attacks may also create system disruptions or cause shutdowns. Any of these events could have a material and adverse effect on our business, reputation, and operating results.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

  •
  our ability to fund our planned operations and implement our business plan;

  •
  potential customers for our products;

  •
  our plans regarding future financings;

  •
  our hiring plans;

  •
  the impact of our products on the automotive emissions control markets;

  •
  our business strategy;

  •
  our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

  •
  the effects of market conditions on our stock price and operating results;

  •
  our ability to maintain our competitive technological advantages against competitors in our industry and the related costs associated with defending intellectual property infringement and other claims;

  •
  our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

  •
  our ability to introduce new products and bring them to market in a timely manner;

  •
  our ability to maintain, protect and enhance our intellectual property;

  •
  our dependence on growth in our customers' businesses, our expectations concerning our relationships with our customers and other third parties and our customers' relationships with their manufacturers;

  •
  the attraction and retention of qualified employees and key personnel;

  •
  future acquisitions of or investments in complementary companies or technologies; and

  •
  our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes", "could", "estimates", "expects", "intends", "may", "plans", "potential", "predicts", "projects", "should", "will", "would" as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading "Risk Factors" contained in this prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus supplement. Before deciding to purchase our securities, you should carefully read both this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

        We will retain broad discretion over the use of net proceeds to us from the sale of Shares offered pursuant to the Rights Offering. We currently anticipate using any net proceeds to us for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive, competition and economic or other conditions

        We cannot guarantee that we will receive any proceeds in connection with the Rights Offering because we may choose to terminate the Rights Offering and not issue any of the securities covered by this prospectus.

        Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DETERMINATION OF OFFERING PRICE

        The subscription price for the rights offering was set by our board of directors. In determining the subscription price, our board of directors considered, among other things, the following factors:

  •
  the current and historical trading prices of our common stock;

  •
  the price at which stockholders might be willing to participate in the Rights Offering;

  •
  our need for additional capital and liquidity; and

  •
  the cost of capital from other sources.

        In conjunction with the review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-subscription Privilege.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Rights are irrevocable.

        The market price of our common stock is subject to change as a result of market conditions and other factors, and no assurance can be given that the market price of a share of our stock will not decline such that the price of the rights offering is at a price that is higher than the prevailing market price of the shares of our common stock. See "Risk Factors" beginning on page S-10 of this prospectus supplement.

CAPITALIZATION

        The following table sets forth capitalization as of March 31, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of 6,849,000 shares of common stock in the Rights Offering, after deducting $78,500 of estimated fees and expenses payable by us.

        You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	Actual	As Adjusted
	(in thousands, except share amounts)
	(unaudited)
Cash	$2,128	$5,474

Stockholders' equity:
Preferred stock, par value $0.01 per share: authorized 100,000; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share: authorized 50,000,000; issued and outstanding 15,803,736 shares	158	226
Additional paid-in-capital	238,556	241,834
Accumulated other comprehensive loss	(5,706)	(5,886)
Accumulated deficit	(228,641)	(228,641)

Total stockholders' equity	4,367	7,533

Total capitalization	$6,495	$13,007

THE RIGHTS OFFERING

The Rights

        We are distributing to the record holders of our common stock, at no charge, up to 15,908,736 non-transferable Rights to purchase one Share at a subscription price of $0.50 per Share, but will only accept subscriptions up to the Subscription Cap. Each Basic Subscription Right will entitle you to purchase one Share. Each Right entitles the record holder to a Basic Subscription Right and an Over-subscription Privilege.

Basic Subscription Rights

        For every share of common stock you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Share for a price of $0.50, subject to the Subscription Cap. For example, if you owned 100 shares of common stock as of the Record Date, you will receive up to 100 Rights and will have the right to purchase up to 100 Shares for $0.50 per Share, or a total payment of $50.00 (subject to the pro rata reductions as described herein resulting from the Subscription Cap). You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-subscription Privilege.

        If you are a record holder of our common stock, the number of Shares you may purchase pursuant to your Basic Subscription Rights is indicated on the Rights Certificate. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Right to your nominee record holder for each share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

        See "The Rights Offering—Limitation on the Purchase of Shares" for a description of certain limitations on purchase.

Reduction in Exercised Basic Subscription Rights

        While we are distributing to holders of our common stock one Right for each share of common stock owned on the Record Date, we are only seeking to raise up to $3,424,500 in gross proceeds in this Rights Offering. As a result, based on 15,908,736 shares of common stock outstanding as of June 28, 2018, we would grant Rights to acquire 15,908,736 Shares, but will only accept subscriptions up to the Subscription Cap. Accordingly, sufficient Shares may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Shares available in the Rights Offering, we will allocate the available Shares pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Shares than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Shares for which the record holder subscribed, and the remaining Shares will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated.

        If for any reason the amount of Shares allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Over-subscription Privilege

        If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-subscription Privilege to purchase a portion of any Shares that remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Shares you would like to purchase pursuant to your Over-subscription Privilege, which we refer to as your Over-subscription Request.

        Subject to certain limitations resulting from the extent to which other holders exercise their Basic Subscription Right and Over-subscription Privilege described elsewhere in this prospectus and if sufficient Shares are available after Basic Subscription Rights have been allocated, we will seek to honor your Over-subscription Request in full. If Over-subscription Requests exceed the number of Shares available in the Rights Offering, we will allocate the available Shares pro-rata among the record holders exercising their Over-subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of Shares than the record holder subscribed for pursuant to the exercise of the Over-subscription Privilege, then such record holder will be allocated only that number of Shares for which the record holder oversubscribed, and the remaining Shares will be allocated among all other record holders exercising the Over-subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Shares have been allocated.

        See "The Rights Offering—Limitation on the Purchase of Shares" for a description of certain stock ownership limitations.

        To properly exercise your Over-subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-subscription Privilege before the Rights Offering expires. See "The Rights Offering—Over-subscription Privilege." To the extent you properly exercise your Over-subscription Privilege for an amount of Shares that exceeds the number of unsubscribed Shares available to you, any excess subscription payments will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

        American Stock Transfer & Trust Company, LLC, our Subscription Agent for the Rights Offering, will determine the allocation of Over-subscription Requests based on the formula described above.

Limitation on the Purchase of Shares

        You may only purchase the number of Shares purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-subscription Privilege, if any. Accordingly, the number of Shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other stockholders exercise their Basic Subscription Rights and Over-subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

Subscription Price

        The Subscription Price is $0.50 per Share. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

        In the determining the Subscription Price, our board of directors considered a variety of factors including those listed below:

  •
  our need to raise capital in the near term to continue our operations;

  •
  the current and historical trading prices of our common stock;

  •
  a price that would increase the likelihood of participation in the Rights Offering; and

  •
  the cost of capital from other sources.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

Transferability of Rights

        The Rights are not transferable.

Expiration Date; Extension

        The subscription period, during which you may exercise your Rights, expires at 5:00 p.m., Eastern Time, on the Expiration Date. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

        If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on the Expiration Date.

Termination

        We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

        The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-subscription Privilege for an amount of Shares that exceeds the number of unsubscribed Shares available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or deduction.

Shares of Our Capital Stock Outstanding After the Rights Offering

        Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 22,757,736 shares of common stock issued and outstanding based on 15,908,736 shares of our common stock issued and outstanding as of June 28, 2018. The exact number of shares of common stock we will issue in this Rights Offering will depend on the number of Shares that are subscribed for and accepted in the Rights Offering, if any.

Methods for Exercising Rights

        The exercise of Rights is irrevocable and may not be cancelled or modified. You may exercise your Rights as follows:

Subscription by Record Holders

        If you are a stockholder of record, the number of Shares you may purchase pursuant to your Rights is indicated on the enclosed Rights Certificate. You may exercise your Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under "Subscription Agent," to be received before 5:00 p.m., Eastern Time, on the Expiration Date.

Subscription by Beneficial Owners

        If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

        To properly exercise your Over-subscription Privilege, you must deliver the subscription payment related to your Over-subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Shares before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Shares that you wish to purchase.

Payment Method

        Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to "American Stock Transfer & Trust Company, LLC". You must timely pay the full subscription payment, including payment for the Over-subscription Privilege for the full number of Shares you wish to acquire pursuant to the exercise of Rights by delivering a:

  •
  certified or personal check drawn against a U.S. bank payable to "American Stock Transfer & Trust Company, LLC"; or

  •
  wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005,

    ABA # 021000021, Account # 530-354616, American Stock Transfer FBO CDTi Advanced Materials, Inc., referencing the name of the Rights holder.

        If you elect to exercise your Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require several business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

        You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

        The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

        If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

        If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable following the expiration of the Rights Offering.

Issuance of Common Stock

        The Shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription Agent and Information Agent

        The Subscription Agent for the Rights Offering is American Stock Transfer & Trust Company, LLC. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

American Stock Transfer & Trust Company
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

        If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Rights.

        The Information Agent for the Rights Offering is D.F. King & Co., Inc. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to:

Investor Relations Manager
CDTi Advanced Materials, Inc.
1700 Fiske Place
Oxnard, CA 93033
(805) 639-9555
Internet Website: www.cdti.com

No Fractional Shares

        We will not issue fractional shares of our common stock in the Rights Offering. Rights holders will only be entitled to purchase a number of Shares representing a whole number of shares of our common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned as soon as practicable after expiration of the Rights Offering, without interest or deduction.

Notice to Brokers and Nominees

        If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date.

Validity of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Foreign Stockholders

        We will not mail this prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m., Eastern Time, the third business day prior to the Expiration Date, of their exercise of Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Rights represented thereby will expire.

No Revocation or Change

        Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

        Based upon discussions with our advisors, we believe that the U.S. federal income tax considerations to a holder of our common stock of the receipt, lapse and exercise of Rights distributed pursuant to the Rights Offering should generally be as set forth in "Material U.S. Federal Income Tax Consequences." You should, however, seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws.

No Recommendation to Rights Holders

        Our board of directors is making no recommendation regarding your exercise of the Rights. Rights holders who exercise Rights will incur investment risk on new money invested. We cannot predict the prices at which the shares of our common stock will trade after the expiration of the Rights Offering. On June 28, 2018, the last reported sale price of our common stock on Nasdaq was $0.58 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See "Risk Factors" for discussion of some of the risks involved in investing in our securities.

Fees and Expenses

        We will pay the fees and expenses of the Subscription Agent and the Information Agent. We have also agreed to indemnify the Subscription Agent and the Information Agent against certain liabilities in connection with the rights offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Rights.

Listing

        The Rights are not transferable and will not be listed for trading on Nasdaq or any other securities exchange or market.

Important

        Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Rights acquired through the Rights Offering, and the ownership and disposition of shares of our common stock received upon exercise of the Rights, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Rights or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Rights, and the acquisition, ownership and disposition of shares of our common stock.

        This discussion is limited to holders that hold the Rights and shares of our common stock, in each case, as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons holding the Rights or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell the Rights or shares of our common stock under the constructive sale provisions of the Code;

  •
  persons for whom our stock constitutes "qualified small business stock" within the meaning of Section 1202 of the Code;

  •
  persons who hold or receive the Rights or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

  •
  tax-qualified retirement plans.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, Rights and shares of our common stock acquired upon exercise of Rights, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF RIGHTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares of our common stock, Rights and shares of our common stock acquired upon exercise of Rights, as the case may be, that, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Rights

        Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the effects of the Over-subscription Privilege, we do not believe a U.S. holder's receipt of Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to their existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code states the general rule that a stockholder's taxable income does not include in-kind stock dividends; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include "disproportionate distributions." A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation's assets or earnings and profits. We do not believe that the receipt of Rights pursuant to the Rights Offering is a disproportionate distribution for these purposes.

        Our position regarding the tax-free treatment of the Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a "disproportionate distribution" or otherwise, the fair market value of the Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If our position is incorrect, the tax consequences applicable to the holders may also be materially different than as described below.

        The following discussion is based upon the treatment of the Right issuance as a non-taxable distribution with respect to a U.S. holders' existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Rights

        If the fair market value of the Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder's existing shares of our common stock (with respect to which the Rights are distributed) on the date the U.S. holder receives the Rights, the Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of our common stock between its existing shares of our common stock and the Rights in proportion to the relative fair market values of the existing shares of our common stock and the Rights determined on the date of receipt of the Rights. If a U.S. holder chooses to allocate tax basis between its existing shares of our common stock and the Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Rights. Such an election is irrevocable. However, if the fair market value of the Rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of our common stock on the date the U.S. holder receives the Rights, then the U.S. holder must allocate its tax basis in its existing shares of our common stock between those shares and the Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Rights. Please refer to discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Right, no longer holds the common stock with respect to which the Right was distributed.

        The fair market value of the Rights on the date that the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Rights on that date. In determining the fair market value of the Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our common stock on the date that the Rights are distributed, the fair market value of our common stock and the length of the period during which the Rights may be exercised.

Exercise of Rights

        Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Right in the Rights Offering. A U.S. holder's adjusted tax basis, if any, in the Right plus the Subscription Price should be allocated to the new share of common stock acquired upon exercise of the Right. This allocation will establish the U.S. holder's initial tax basis for U.S. federal income tax purposes in the new shares of common stock received upon exercise. The holding period of a share of our common stock acquired upon exercise of a Right in the Rights Offering will begin on the date of exercise.

        If, at the time of the receipt or exercise of the Right, the U.S. holder no longer holds the common stock with respect to which the Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock previously sold and the Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the Right. If a U.S. holder exercises a Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Right is received, the U.S. holder should consult its tax advisor.

Expiration of Rights

        If a U.S. holder allows Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing shares of our common stock previously allocated to the Rights that have expired to the existing shares of our common stock.

Distributions on Common Stock

        We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Common Stock

        Upon a sale, exchange, or other disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder's adjusted tax basis in our common stock. A U.S. holder's adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for our common stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of federal income taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or shares of our common stock acquired through the exercise of Rights. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

  •
  fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

  •
  furnishes an incorrect taxpayer identification number;

  •
  is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of the Rights or shares of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Rights

        The discussion assumes that the receipt of Rights will be treated as a nontaxable distribution. See "—Tax Consequences Applicable to U.S. Holders—Receipts of Rights" above. Non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Rights.

Distributions on Common Stock

        We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or other disposition of our common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

        Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 21% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

        Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

        Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 21% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

        Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, or gross proceeds from the sale or other disposition of our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

PLAN OF DISTRIBUTION

        We will distribute the Rights, Rights Certificates and copies of this prospectus supplement and the accompanying base prospectus to individuals who owned shares of common stock of record as of 5:00 p.m., Eastern Time, on June 28, 2018, the record date for the rights offering. If you wish to exercise your Rights and purchase shares of common stock, you should complete the Rights Certificate and return it with payment for the shares, to the subscription agent, American Stock Transfer & Trust Company, LLC. See "The Rights Offering—Method for Exercising Rights." If you have any questions, you should contact our Investor Relations Manager, at (805) 639-9555. The Rights will not be listed on any stock exchange or market or on the over-the-counter markets. Our shares of common stock are listed on Nasdaq under the symbol "CDTI."

        We have agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. Some of our employees may solicit responses from you as a holder of Rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $78,500.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.

EXPERTS

        The consolidated financial statements of CDTi Advanced Materials, Inc. as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Rose, Snyder & Jacobs LLP and BDO USA, LLP, independent registered public accounting firms (the reports on the consolidated financial statements contain explanatory paragraphs regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-36467):

  •
  our Annual Report on Form 10-K for our fiscal year ended December 31, 2017 (filed on April 2, 2018);

  •
  our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2018 (filed May 14, 2018)

  •
  our Current Report on Form 8-K, dated March 9, 2018 (filed on March 15, 2018); and

  •
  our Current Report on Form 8-K, dated May 10, 2018 (filed on May 14, 2018) other than information furnished therein under Item 2.02 and Exhibit 99.1; and

  •
  the description of our common stock, $0.01 par value per share, contained in our registration statement on Form 8-A filed on September 27, 2007, including any amendments or reports filed for the purpose of updating such description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of this prospectus supplement until the completion or termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for copies to:

Investor Relations Manager
CDTi Advanced Materials, Inc.
1700 Fiske Place
Oxnard, CA 93033
(805) 639-9555
Internet Website: www.cdti.com

PROSPECTUS

CLEAN DIESEL TECHNOLOGIES, INC.

$50,000,000
Common Stock
Preferred Stock
Warrants
Units

        By this prospectus, we may offer and sell from time to time up to $50,000,000 in total of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. This prospectus provides a general description of securities we may offer. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a delayed or continuous basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "CDTI." On May 18, 2015, the last reported sale price of our common stock was $2.09 per share. Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75.0 million, we will not, during any 12 calendar month period, sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates. As of April 30, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,040,790, which was calculated based on 13,982,338 shares of outstanding common stock held by non-affiliates and a price per share of $2.22, the last reported sale price per share of our common stock on the NASDAQ Capital Market on May 14, 2015. We have offered securities for an aggregate market value of $5,185,259.90 during the 12 calendar months preceding and including the date hereof pursuant to General Instruction I.B.6 of Form S-3.

        Investing in our securities involves a high degree of risk. We refer you to the section entitled "Risk Factors" on page 3 of this prospectus and in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we may offer to sell any one or more or a combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate). We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and the applicable prospectus supplement together with the documents we incorporate by reference into this prospectus as described under the heading "Incorporation of Certain Documents By Reference" before making an investment decision. THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES WITHOUT A PROSPECTUS SUPPLEMENT.

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed under the heading "Where You Can Find More Information."

        You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        In this prospectus, references to "Clean Diesel Technologies," "Clean Diesel," "CDTI," the "company," "we," "our" or "us," unless the context otherwise requires, refer to Clean Diesel Technologies, Inc.

ABOUT OUR COMPANY

        Our business is evolving from being a niche manufacturer of emissions control solutions for the motor vehicle OEM, retrofit and aftermarket markets to becoming an advanced materials technology provider for these markets. Our advanced materials technology is comprised of our low platinum group metal, or PGM, catalysts, including synergized-PGM, or SPGM™, and our zero-PGM, or ZPGM™, catalysts. Recently, we announced that testing was underway for new generation catalyst technologies, including our Spinel™ technology, which is a platform based on proprietary materials incorporating various base metals that replace costly PGMs and rare earth metals in coatings on vehicle catalytic converters. Once verified, we intend to commercialize our new catalyst technologies by supplying proprietary powders and/or licenses to other vehicle catalyst manufacturers, as well as manufacturing catalysts for select customers in our existing facilities. We believe that this business model will allow us to achieve greater scale and higher return on our technology investment than in the past. Recent preliminary engine and vehicle test results for our SPGM™ diesel oxidation catalyst, or DOC, technology indicate the achievement of emission control and system performance comparable to a leading OEM catalyst product while reducing PGM usage by over 80%.

        We currently commercialize our materials technology by manufacturing and distributing light duty vehicle catalysts and heavy duty diesel emissions control systems and products to major automakers, distributors, integrators and retrofitters. We have more than 14 years history of supplying catalysts to light duty vehicle OEMs and 35 years of experience in the heavy duty diesel systems market. We have a proven technical and manufacturing competence in the light duty vehicle catalyst market meeting auto makers' stringent requirements for performance, quality and delivery. Our business is driven by increasingly stringent global emission standards for internal combustion engines, which are major sources of a variety of harmful pollutants. Since inception, we have developed a substantial portfolio of patents and related proprietary rights and extensive technological know-how.

        We organize our operations in two business divisions: Catalyst and Heavy Duty Diesel Systems.

        Catalyst.    Utilizing our advanced materials technology platform, we develop and produce catalysts to reduce emissions from gasoline, diesel and natural gas combustion engines. Most catalytic systems require significant amounts of costly PGMs to operate efficiently. Using our proprietary mixed-phase catalyst, or MPC®, technology, we have developed a family of unique high-performance catalysts, featuring inexpensive base-metals with low or even no PGM content. We expect that our next-generation technologies will enable further advances in catalyst performance and further reductions in PGM usage. Our technical and manufacturing capabilities have been established to meet automakers' most stringent requirements. Since 2001, we have supplied over eleven million parts to light duty vehicle OEM customers. Our Catalyst division is also a supplier of products for our Heavy Duty Diesel Systems division.

        Heavy Duty Diesel Systems.    We specialize in the design and manufacture of verified exhaust emissions control solutions, and we offer a full range of products for the verified retrofit and non-retrofit OEM and aftermarket markets through our distribution/dealer network and direct sales. We believe we offer one of the industry's most comprehensive portfolios of emissions control systems for use in engine retrofit programs that have been evaluated and verified as compliant with applicable regulations by the United States, or U.S., Environmental Protection Agency, or EPA, and the California Air Resources Board, or CARB, as well as by regulators in several European countries. Recently, we launched our DuraFit™ OEM replacement diesel particulate filters, which leverage our proprietary catalyst technology within the medium and heavy duty vehicle parts replacement market, a new market segment for us. Sales of emissions control systems by our Heavy Duty Diesel Systems division are driven by the regulation of diesel emissions, particularly in the State of California.

        We are headquartered, in Oxnard, California and have operations in the United States, Canada, the United Kingdom, France, Japan and Sweden. We also have an Asian investment. Our proprietary catalyst products are manufactured at our facility in Oxnard, California and our heavy duty diesel systems and products are manufactured at our facilities in Thornhill, Canada and Malmö, Sweden. Our principal executive offices are located at 1621 Fiske Place, Oxnard, California 93033 and our telephone number at that location is (805) 639-9458. We maintain an Internet website at www.cdti.com. Information contained in or accessible through our website does not constitute part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading "Cautionary Statement Regarding Forward-Looking Statements" immediately below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the foregoing, the words "may," "believe," "may," "could," "might," "possible," "potential," "project," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," "approximate," "contemplate" or "continue" "target," "goal" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document, and we assume no obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those contained in or incorporated by reference into this prospectus. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC.

USE OF PROCEEDS

        We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby. Except as may be otherwise described in a prospectus supplement, we currently anticipate using any net proceeds to us for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive, competition and economic or other conditions.

        We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus. If we choose to issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

        Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

 DILUTION

        If there is a material dilution of the purchasers' equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

        Because we have no preferred stock issued (and have not had any issued during the last five fiscal years), a ratio of earnings to combined fixed charges and preferred dividends is not presented. If we issue preferred stock in the future, we will set forth in any prospectus supplement the ratio of earnings to combined fixed charges and preferred dividends for the last five fiscal years.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our Restated Certificate of Incorporation ("Certificate of Incorporation") and Bylaws, in each case as amended. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and Bylaws because they, and not the summary, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and Bylaws by following the directions under the heading "Where You Can Find More Information." The terms of our common stock also may be affected by Delaware law.

Authorized and Outstanding Capital Stock

        We are authorized to issue 24,000,000 shares of common stock, $0.01 par value per share. As of May 11, 2015, we had 14,194,702 shares of common stock outstanding. In addition, we had 1,610,069 shares of common stock reserved for issuance under outstanding warrants; 412,923 shares reserved for issuance under outstanding stock options; 243,873 shares reserved for issuance under outstanding restricted stock units; 250,000 shares reserved for issuance under convertible notes; and 180,538 shares reserved for issuance under our equity incentive plan. As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

Voting Rights

        For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder's name on our books. Our common stock does not have cumulative voting rights. The holders of a plurality of the shares of our common stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose.

Dividends

        Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. We have never paid any cash dividends on our common stock and do not anticipate paying dividends in the near future.

Liquidation

        Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.

Fully Paid and Nonassessable

        All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Charter and Bylaw Provisions and Delaware Law

        Our Certificate of Incorporation and Bylaws and Delaware law contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        The provisions of our Certificate of Incorporation and Bylaws and Delaware law summarized below may have the effect of deterring hostile takeovers or delaying changes in control or management of us. They are designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

        Our Certificate of Incorporation and Bylaws contain provisions relating to corporate governance and to the rights of stockholders. Our Bylaws provide that special meetings of stockholders may only be called by our Board of Directors, our Chairman of the Board or our Chief Executive Officer and shall be called by our Chairman, Chief Executive Officer or Secretary at the request in writing of stockholders owning at least one-fourth of the outstanding shares of capital stock entitled to vote. In addition, our Certificate of Incorporation provides that our Board of Directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine.

        Since the terms of our Certificate of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and Bylaws. If you would like to read our Certificate of Incorporation and Bylaws, they are available as described under the heading "Where You Can Find More Information."

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. ("DGCL"). In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

  •
  before the date on which the stockholder became an interested stockholder, the corporation's Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

  •
  the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

  •
  the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

        Section 203 defines "business combination" to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

  •
  in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's voting stock. Business combinations include, without limitation, mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.

Other Rights and Restrictions

        Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer the holder's shares of common stock.

Listing

        Our common stock is listed on the NASDAQ Capital Market under the symbol "CDTI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

        The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our preferred stock that we may offer under this prospectus. For the complete terms of our preferred stock, please refer to our Certificate of Incorporation and Bylaws, and the applicable certificate of designation to our Certificate of Incorporation ("Certificate of Designation") establishing the terms of the related series of preferred stock. See "Where You Can Find More Information." The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation, the applicable Certificate of Designation and our Bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock. The terms of our preferred stock also may be affected by Delaware law.

Authorized and Outstanding Shares

        We currently have authorized 100,000 shares of preferred stock, $0.01 par value per share, none of which have been issued. The Board of Directors has the right, without shareholder approval, to issue preferred stock and to establish its terms and conditions.

Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions

        Prior to issuance of shares of each series of our undesignated preferred stock, our Board of Directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.

        Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

        Subject to limitations prescribed by the DGCL, our Certificate of Incorporation and our Bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

  •
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  •
  the procedures for any auction and remarketing, if any, for the preferred stock;

  •
  the provisions for a sinking fund, if any, for the preferred stock;

  •
  the provisions for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrants, warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant, warrant certificate and/or warrant agreement agreement that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant, warrant certificate and/or warrant agreement applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrants, warrant certificates and/or warrant agreements that contain the terms of the warrants. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

        The following is a summary of our outstanding warrants:

	Shares	Weighted Average Exercise Price	Range of Exercise Prices
Outstanding and exercisable at December 31, 2014 and May 11, 2015	1,610,069	$3.54	$1.25 - $10.40

Aggregate intrinsic value at May 11, 2015	$193,010

General

        We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrants or warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  if applicable, material U.S. federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., Pacific Standard Time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. We will set forth in the warrant or on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant exercise notice or certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we may issue a new warrant or warrant certificate for the remaining amount of warrants as specified therein. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

General

        We may issue, in one or more series, units comprised of shares of our common stock or preferred stock and warrants to purchase common stock or preferred stock or any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The other provisions regarding our common stock, preferred stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and preferred stock and warrants to purchase our common stock.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers; or

  •
  directly to purchasers, including our affiliates, or to a single purchaser;

  •
  through one or more agents;

  •
  through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

        We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        We will set forth in a prospectus supplement the terms of the offering of our securities, including:

  •
  the type and amount of securities we are offering;

  •
  the purchase price of our securities being offered and the net proceeds we will receive from the sale;

  •
  the method of distribution of the securities we are offering;

  •
  the name or names of any agents, underwriters or dealers;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Sale through Underwriters

        If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.

        Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

        If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

        We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sale Through Agents

        Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Our common stock is listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so.

        Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market. Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

        The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of Clean Diesel Technologies, Inc. as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not include all of the information contained in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Investor Relations Manager
Clean Diesel Technologies, Inc.
1621 Fiske Place
Oxnard, CA 93033
(805) 639-9555
Internet Website: www.cdti.com

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 18, 2015;

  •
  portions of our definitive proxy statement on Schedule 14A filed on April 2, 2015 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  our Quarterly Report on Form 10-Q filed on May 12, 2015;

  •
  our Current Report on Form 8-K filed on February 11, 2015 (other than the information furnished therein under Item 7.01 and Exhibit 99.1); and

  •
  the description of our common stock, $0.01 par value per share, contained in our registration statement on Form 8-A filed on September 27, 2007, including any amendments or reports filed for the purpose of updating such description.

        All filings that we may file pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, we incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See "Where You Can Find More Information."

        For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.